Exhibit 99.1

Arista Networks, Inc. Reports First Quarter 2015 Financial Results
Cloud Networking Adoption Drives Record Revenue and non-GAAP Operating Income
SANTA CLARA, Calif., May 14, 2015 - Arista Networks, Inc. (NYSE: ANET), an industry leader in software-driven cloud networking solutions for large data center and computing environments, today announced financial results for its first quarter ended March 31, 2015.
First Quarter Financial Highlights

•	Revenue of $179.0 million, an increase of 52.8% compared to the first quarter of 2014, and an increase of 3.2% from the fourth quarter of 2014.

•	Non-GAAP gross margin of 66.1%, compared to Non-GAAP gross margin of 69.6% in the first quarter of 2014 and 67.4% in the fourth quarter of 2014.

•	GAAP gross margin of 65.8%, compared to GAAP gross margin of 69.4% in the first quarter of 2014 and 67.1% in the fourth quarter of 2014.

•	Non-GAAP net income of $35.5 million, or $0.50 per diluted share, compared to non-GAAP net income of $16.4 million, or $0.25 per diluted share, in the first quarter of 2014.

•	GAAP net income of $24.5 million, or $0.34 per diluted share, compared to GAAP net income of $12.3 million, or $0.20 per diluted share, in the first quarter of 2014.

•	Operating cash flow of $20.8 million, compared to $17.7 million of operating cash flow in the first quarter of 2014.
"I am pleased with our Q1 2015 results, as we made strides in our top four verticals,” stated Jayshree Ullal, Arista President and CEO. “Our customer momentum in cloud networking, combined with our profitable growth and disruptive product innovations positions us well for the year."
Commenting on the company's financial results, Andy Bechtolsheim, Arista’s Chairman and Interim CFO, said, "We continued to execute strongly in Q1 2015 and achieved record revenue, a record non-GAAP operating margin of 28.6%, and doubled our non-GAAP earnings per share year-over-year.”
Company Highlights

•	Arista Networks has been recognized as a leader in Gartner's 2015 Magic Quadrant for Data Center Networking.

•	Announced Arista EOS as a Subscription (EaaS) service, a disaggregated offering that aligns to new cloud business models.

•	Converged solutions with Supermicro to deliver converged compute networking for cloud scale data centers for EVO.

•	Technology alliances with Infinera to deliver high performance metro-area cloud networks, and Lawo for IP-based broadcast Infrastructure.

•	Certification from ServiceNow of the Arista cloud networking portfolio, for comprehensive operations and management of the network.
In addition, President and CEO Jayshree Ullal will be speaking with the financial community at the William Blair Growth Stock Conference in Chicago, Illinois on Wednesday, June 10, 2015 at 8:00am CT. A live audio webcast of the event will be accessible from the "Investors" section of Arista Networks website at investors.arista.com.
Financial Outlook
For the second quarter of 2015, we expect:

•	Revenue between $183 and $191 million.

•	Non-GAAP gross margin in the range of 63% to 65% and

•	Non-GAAP operating margin in the range of 23% to 25%.
Guidance for non-GAAP financial measures excludes legal expenses associated with the OptumSoft and Cisco litigation, stock-based compensation and other non-recurring expenses. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.
Prepared Materials and Conference Call Information
Arista executives will discuss first quarter 2015 financial results on a conference call at 1:30 p.m. Pacific time today. To listen to the call via telephone, dial 1-877-201-0168 in the United States or 1-647-788-4901 from outside the US. The Conference ID is 21647872.

The financial results conference call will also be available via live webcast on our investor relations website at investors.arista.com. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on Arista’s Investor Relations website.
Forward-Looking Statements
This press release contains “forward-looking statements” regarding our future performance, including statements in the section entitled “Financial Outlook,” such as estimates regarding revenue, non-GAAP gross margin and non-GAAP operating margin for the second quarter of FY 2015 and statements regarding being well positioned for future periods. Forward-looking statements are subject to a number of uncertainties and risks that could cause actual results to differ materially from those anticipated in the forward-looking statements including: Arista Networks’ limited operating history; risks associated with Arista Networks’ rapid growth; Arista Networks’ customer concentration; requests for more favorable terms and conditions from our large end customers; declines in the sales prices of our products and services; changes in customer order patterns or customer mix; increased competition in our products and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; the dispute with Cisco Systems, Inc. and OptumSoft, Inc.; the evolution of the cloud networking market and the adoption by end customers of Arista Networks’ cloud networking solutions; and general market, political, economic and business conditions. Additional risks and uncertainties that could affect Arista Networks can be found in Arista’s Annual Report on Form 10-K that was filed with the SEC on March 12, 2015 for the year ended December 31, 2014, and other filings that the company makes to the SEC from time to time. You can locate these reports through our website at http://investors.arista.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the company as of the date hereof and Arista Networks disclaims any obligation to publicly update or revise any forward-looking statement to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures
The company reports non-GAAP results for gross margins, net income and net income per share in addition to, and not as a substitute for, financial measures calculated in accordance with GAAP. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Arista Networks defines non-GAAP gross margins as total gross profit, excluding stock-based compensation expenses, divided by total revenue. Arista Networks defines non-GAAP net income as net income, excluding stock based compensation expense, expenses associated with the OptumSoft and Cisco litigation and the related income tax effect of these exclusions. Arista Networks defines non-GAAP net income per share as non-GAAP net income divided by the diluted weighted average shares outstanding on a pro forma basis. In order to evaluate per share information on a comparative basis, the company believes it is meaningful to provide a non-GAAP financial measure that gives pro forma effect to the conversion of the preferred shares and notes payable into common shares and the issuance of common shares in connection with the company’s initial public offering as if each happened at the beginning of each period presented.
Gartner, Magic Quadrant for Data Center Networking, Mark Fabbi | Andrew Lerner, 11 May 2015 Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.
About Arista Networks
Arista Networks was founded to deliver software-driven cloud networking solutions for large data center and computing environments. Arista’s award-winning 10/40/100 GbE switches redefine scalability, robustness, and price-performance. At the core of Arista’s platform is EOS, an advanced network operating system. Arista Networks products are available worldwide through distribution partners, systems integrators and resellers.
ARISTA, EOS and Spline are among the registered and unregistered trademarks of Arista Networks, Inc. in jurisdictions around the world. Other company names or product names may be trademarks of their respective owners.
Additional information and resources can be found at: http://www.arista.com.

Media Contact Amanda Jaramillo Corporate Communications (408) 547-5798 amanda@arista.com	Investor Contact Chuck Elliott Product and Investor Advocacy (408) 547-5549 chuck@arista.com

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Income
(Unaudited in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Revenue:
Product	$160,141	$106,493
Service	18,904	10,714
Total Revenue	179,045	117,207
Cost of revenue:
Product	54,439	33,027
Service	6,852	2,866
Total cost of revenue	61,291	35,893
Total gross profit	117,754	81,314
Operating expenses:
Research and development	43,340	33,446
Sales and marketing	24,587	18,655
General and administrative	14,072	7,231
Total operating expenses	81,999	59,332
Income from operations	35,755	21,982
Other income (expense), net:
Interest expense—related party	—	(432)
Interest expense	(821)	(2,111)
Other income (expense), net	(468)	8
Total other income (expense), net	(1,289)	(2,535)
Income before provision for income taxes	34,466	19,447
Provision for income taxes	9,974	7,118
Net income	$24,492	$12,329
Net income attributable to common stockholders:
Basic	$24,032	$6,362
Diluted	$24,071	$6,816
Net income per share attributable to common stockholders:
Basic	$0.37	$0.22
Diluted	$0.34	$0.20
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	64,635	29,124
Diluted	70,722	33,816

ARISTA NETWORKS, INC.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(Unaudited in thousands, except percentages and per share amounts)

	Three Months Ended March 31,
	2015	2014
GAAP gross profit	$117,754	$81,314
GAAP gross margin	65.8%	69.4%
Stock-based compensation expense	636	211
Non-GAAP gross profit	$118,390	$81,525
Non-GAAP gross margin	66.1%	69.6%

GAAP income from operations	$35,755	$21,982
Stock-based compensation expense	8,839	4,782
Litigation expense	6,670	—
Non-GAAP income from operations	$51,264	$26,764
Non-GAAP operating margin	28.6%	22.8%

GAAP net income	$24,492	$12,329
Stock-based compensation expense	8,839	4,782
Litigation expense	6,670	—
Income tax effect on non-GAAP exclusions	(4,469)	(705)
Non-GAAP net income	$35,532	$16,406

Weighted average shares used in computing GAAP diluted income per share attributable to common stockholders	70,722	33,816
Additional weighted average dilutive shares[1]	—	32,282
Non-GAAP weighted average diluted shares	70,722	66,098

GAAP diluted net income per share attributable to common stockholders	$0.34	$0.20
Net income attributable to participating securities	—	0.16
Non-GAAP adjustments to net income	0.16	0.12
Non-GAAP adjustments to diluted shares	—	(0.23)
Non-GAAP diluted net income per share	$0.50	$0.25
Summary of Stock-Based Compensation Expense
Cost of revenue	$636	$211
Research and development	4,928	2,467
Sales and marketing	2,409	1,428
General and administrative	866	676
Total	$8,839	$4,782
______________________________
1Includes weighted average shares from the issuance of shares upon our IPO and the assumed conversion of preferred stock and notes payable at the beginning of the quarter.

ARISTA NETWORKS, INC.
Condensed Consolidated Balance Sheets
(Unaudited in thousands)

	March 31, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$275,186	$240,031
Marketable securities	209,153	209,426
Accounts receivable, net	113,057	96,982
Inventories	91,225	80,519
Deferred tax assets	9,801	12,252
Prepaid expenses and other current assets	37,622	40,269
Total current assets	736,044	679,479
Property and equipment, net	72,787	71,558
Investments	36,636	36,636
Deferred tax assets	12,291	11,510
Other assets	17,334	11,840
TOTAL ASSETS	$875,092	$811,023
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$29,123	$32,428
Accrued liabilities	28,920	40,369
Deferred revenue	81,826	60,327
Other current liabilities	8,462	11,249
Total current liabilities	148,331	144,373
Income taxes payable	17,502	17,323
Lease financing obligations, non-current	42,232	42,547
Deferred revenue, non-current	50,998	46,141
Other long-term liabilities	5,558	4,981
TOTAL LIABILITIES	264,621	255,365
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	7	7
Additional paid-in capital	456,509	426,171
Retained earnings	154,306	129,814
Accumulated other comprehensive loss	(351)	(334)
TOTAL STOCKHOLDERS’ EQUITY	610,471	555,658
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$875,092	$811,023

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited in thousands)

	Three Months Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$24,492	$12,329
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,893	2,285
Stock-based compensation	8,839	4,782
Deferred income taxes	1,670	2,110
Provision for bad debts	201	43
Amortization of debt discount	—	292
Excess tax benefit on stock based-compensation	(10,569)	(311)
Other	487	—
Changes in operating assets and liabilities:
Accounts receivable	(16,276)	14,950
Inventories	(10,706)	(5,619)
Prepaid expenses and other current assets	2,613	(3,349)
Other assets	(3,502)	(2,794)
Accounts payable	(1,936)	(5,904)
Accrued liabilities	(12,358)	27
Deferred revenue	26,356	(2,797)
Interest payable	—	1,110
Interest payable—related party	—	370
Income taxes payable	8,985	109
Other liabilities	(422)	56
Net cash provided by operating activities	20,767	17,689
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,136)	(3,103)
Other investing activities	(667)	—
Net cash used in investing activities	(5,803)	(3,103)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of lease financing obligations	(255)	(133)
Payments—offering costs	(261)	(775)
Proceeds from issuance of common stock upon exercising options, net of repurchases	5,322	1,861
Proceeds from issuance of common stock under employee stock purchase plan	4,856	—
Excess tax benefit on stock-based compensation	10,569	311
Net cash provided by financing activities	20,231	1,264
Effect of exchange rate changes	(40)	10
NET INCREASE IN CASH AND CASH EQUIVALENTS	35,155	15,860
CASH AND CASH EQUIVALENTS—Beginning of period	240,031	113,664
CASH AND CASH EQUIVALENTS—End of period	$275,186	$129,524